Exhibit 10.19

AMENDMENT NO. 1 TO THE
THORATEC CORPORATION
NONQUALIFIED DEFERRED COMPENSATION PLAN
AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2008

The Thoratec Corporation Nonqualified Deferred Compensation Plan is hereby amended as follows, effective January 1, 2010:

1.                                      Section 2.1  Definitions.

Section 2.1(o) is added to read as follows:

““Sales Commissions” means compensation paid in the form of commissions.”

Subsequent sections shall be renumbered accordingly.

2.                                      Section 4.1  Deferral Election.

Section 4.1(a) is amended to read as follows:

“Subject to the following provisions, for each Year, a Participant irrevocably may elect, by written notice to the Corporation, to defer Salary, Bonus, Board Fees and/or Sales Commissions as set forth below. Deferrals of each of Salary, Bonus, Board Fees and/or Sales Commissions shall be made pursuant to a separate deferral election.”

Section 4.1(a)(iv) is added to read as follows:

“With respect to Sales Commissions, the deferral percentage elected shall be 0% to 100% (and/or a flat amount) and shall apply only to the Participant’s Sales Commissions payable with respect to service to be performed in the Year and must be made on or before November 30 immediately preceding the Year for which such deferral election applies.”

3.                                      Section 4.2  Deferral Period.

The first sentence of Section 4.2(a) is amended to read as follows:

“A Participant who is an employee shall elect a deferral period for each separate deferral of Salary, Bonus and/or Sales Commissions.”